Exhibit 99.1

Goodman Networks Financial Review
December 2, 2016
Goodman Networks
Network Knowledge…Delivered

Disclaimer
PROVIDED PURSUANT TO NON-DISCLOSURE
AGREEMENT
DRAFT – SUBJECT TO REVISION
PREPARED AT DIRECTION OF COUNSEL
This presentation contains forward-looking statements, which are subject to various risks and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. They are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions, which may be unreliable, and there can be no assurance that such statements will be reflective of actual outcomes. Our results could differ materially from those projected. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. No representation is made as to the accuracy, continued accuracy or completeness of such statements.
The financial forecasts included in this presentation:
are speculative by their nature and is based upon numerous expectations, beliefs, opinions, and assumptions which are inherently uncertain and many of which are beyond the control of the Company and may not prove to be accurate;
does not reflect future changes in general business or economic conditions, or any other transaction or event that may occur and that was not anticipated at the time the information was prepared;
may not reflect future performance, which may be significantly more favorable or less favorable than as set forth in the prospective financial information; and
is not, and should not be regarded as, a representation that any of the expectations contained in, or forming a part of, the forecasts will be achieved.
All of the financial information contained herein is forward-looking in nature. The information is subjective in many respects and thus subject to interpretation. Further, the information relates to multiple future years and such information by its nature becomes less predictive with each succeeding day. The Company cannot provide assurance that the financial projections will be realized; rather, actual future financial results may vary materially from the forward-looking information.
Except as required by law, the Company does not intend to update or revise publicly any of the prospective financial information to reflect circumstances or other events occurring after the date the financial projections were prepared or to reflect the occurrence of future events. These considerations should be taken into account in reviewing the financial projections, which were prepared as of an earlier date. For additional information on factors that may cause actual future financial results to vary materially from the prospective financial information, see the section entitled “Cautionary Note Regarding Forward-Looking Statements” below. 2

Goodman Networks
Network Knowledge…Delivered
Financial Summary

Financial Projections

PROVIDED PURSUANT TO NON-DISCLOSURE AGREEMENT
DRAFT – SUBJECT TO REVISION
PREPARED AT DIRECTION OF COUNSEL

Goodman Networks
Consolidated Operating Forecast

$'s in 1,000's	FY 2016 Estimate	FY 2017 Estimate[1]	FY 2018 Estimate[1]	'16-'17 Δ	'17-'18 Δ
Field Services	$ 309,534	$ 321,915	$ 331,573	4.0%	3.0%
Professional Services	51,498	54,205	57,159	5.3%	5.4%
Infrastructure Services	16,794	40,000	40,000	138.2%	0.0%
Total Revenue	377,826	416,120	428,732	10.1%	3.0%
Field Services	47,567	49,764	51,257	4.6%	3.0%
Professional Services	6,123	7,139	7,500	16.6%	5.1%
Infrastructure Services	1,848	6,073	6,320	228.6%	4.1%
Gross Profit	55,539	62,976	65,077	13.4%	3.3%
Field Services	15.4%	15.5%	15.5%	0.6%	0.0%
Professional Services	11.9%	13.2%	13.1%	10.8%	-0.4%
Infrastructure Services	11.0%	15.2%	15.8%	38.0%	4.1%
Total Gross Margin	14.7%	15.1%	15.2%	3.0%	0.3%
SG&A (excluding D&A)	51,407	45,512	40,315	-11.5%	-11.4%
% of Revenue	13.6%	10.9%	9.4%	-19.6%	-14.0%
Adjusted EBITDA[3]	$ 8,249	$ 19,965	$ 24,762	142.0%	24.0%
% Margin	2.2%	4.8%	5.8%	119.8%	20.4%
Capital Expenditures	$ (5,004)	$ (5,000)	$ (5,000)	-0.1%	0.0%

1. The projected financial results reflect organic growth for 2017 and 2018.
2. The historical and projected financial results presented herein reflect: (i) the exclusion of the results of those assets sold to Dycom as presented in the Quarterly Report on Form 10-Q for the nine months ended September 30, 2016 as discontinued operations and (ii) adjustments to right size SGA through the cost savings of the 2016 Restructuring Plan.
3. Adjusted EBITDA is Consolidated EBITDA as defined in the 12.125% Notes plus amortization of debt issuance costs. Adjusted EBITDA presented above reflects the exclusion of the amortization of debt issuance costs as Management does not utilize the cost to evaluate the profitability and operating performance of the Company.
4. Potential of increase in net working capital due to growth in revenues and improvement in spending. Additional potential increase in net working capital due to increase in DSOs driven by customer requirements.

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PROVIDED PURSUANT TO NON-DISCLOSURE AGREEMENT
DRAFT – SUBJECT TO REVISION
PREPARED AT DIRECTION OF COUNSEL

Cash Walkforward

GOODMAN NETWORKS - Consolidated Cashflow

major sources/uses of cash since the Dycom transaction

		Estimated Cashflow
Net Cash 7/5/16	**$**	**32,120**
Dycom Proceeds		107,500
Working Capital Adjustment		(4,733)
Transaction Fees (Dycom)		(4,098)
PNC Revolver Payoff		(17,130)
Debt Interest Payment (7/27)		(19,890)
Cash spend on Discontinued Operations		(7,688)
Increase in Inventory & Prepaids		(1,661)
Restructuring Expenses		(1,997)
RLI Insurance Collateral		(1,766)
MidCap ABL Funding		11,986
MidCap ABL Fees		(980)
New Business Capex		(5,004)
New Business Opex Ramp		(5,263)
Cash from Operations (inclusive of WC)		(3,213)
Net Cash 12/31/16	**$**	**78,184**

		Estimated Cashflow
Account Balances		
Indemnity Escrow Balance		20,002
Other Escrow		2,500
Legacy Texas Bank (Collateral Account)		40,733
Operating Accounts		14,948
Net Cash 12/31/16	**$**	**78,184**
Net Cash excl Revolver	$	66,197
Available Revolver		14,789
Net Liquidity	**$**	**80,986**
Net Cash 12/31/16	**$**	**66,197**
Potential Settlements		(10,000)
Restructuring Pre-Pack & Fees		(6,000)
Cost of Operational Restructuring		(5,000)
Future Cash on Discontinued Ops		(3,779)
Min Cash		(20,000)
		(44,779)
Excess Cash (excluding revolver)	$	21,418
Min Cash		20,000
Available Revolver		14,789
Net Liquidity	**$**	**56,207**

* MidCap ABL revolver capacity of $25mm. Availability is based on estimated eligible receivables at the time of borrowing.

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